CERTIFICATE OF CORRECTION

Pursuant to the Colorado Business Corporation Act, the undersigned hereby executes the following certificate of correction:

FIRST The exact name of the corporation is Entropin, Inc. (formerly Vanden Capital Group, Inc.) organized under the laws of Colorado

SECOND Description of the documents being corrected (i.e. Articles of Incorporation, Amendment, Merger or other) or an attached copy of the document:

               Amended and Restated Articles of Incorporation

THIRD:         Date document was filed January 15, 1998.

FOURTH:        Statement of incorrect information:

          Article III, paragraph 2, Section 2.1 incorrectly stated that all 10,000,000 shares of the Corporation's Preferred Stock, $.001 par value per share, are designated as shares of Series A Preferred Stock as follows:

          Section 2.1. Series A Preferred Stock. All 10,000,000 shares of the Corporation's Preferred Stock, $.001 par value per share, are designated as shares of nonvoting, noncumulative Series A Preferred Stock (the "Entropin Series A Preferred Stock"). The rights, preferences, and limitations of the Entropin Series A Preferred Stock are set forth below.

FIFTH:         Statement of corrected information:

          Article III, paragraph 2, Section 2.1 shall be corrected to state that 3,210,487 of the 10,000,000 shares of the Corporation's Preferred Stock, $.001 par value per share, are designated as shares of Series A Preferred Stock as follows:

          Section 2.1. Series A Preferred Stock. 3,210,487 shares of the Corporation's 10,000,000 shares of Preferred Stock, $.001 par value per share, are designated as shares of nonvoting, noncumulative Series A Preferred Stock (the "Entropin Series A Preferred Stock"). The rights, preferences, and limitations of the Entropin Series A Preferred Stock are set forth below.


                                       Signature /s/ A. Thomas Tenenbaum
                                                 -------------------------------
                                                 A. Thomas Tenenbaum

                                       Title:    President

                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                           VANDEN CAPITAL GROUP, INC.

                          INCLUDING A CHANGE OF NAME TO
                                 ENTROPIN, INC.

          Vanden  Capital  Group,  Inc.,  a  Colorado   corporation  having  its
principal office in Denver, Colorado (the "Corporation"), hereby certifies to the Secretary of State of Colorado that:

          FIRST: The Corporation desires to amend and restate its Articles of Incorporation as currently in effect. The Amended and Restated Articles correctly set forth the provisions of the articles of incorporation, as amended, and supersede the original Articles of Incorporation and all amendments and supplements thereto. The Amended and Restated Articles have been duly adopted pursuant to Sections 7-110-103 and 7-110-107 of the Colorado Business Corporation Act as required by law. The Corporation's Articles of Incorporation are hereby amended and restated as follows:

                                    ARTICLE I
                                      NAME

          The name of the Corporation shall be:

                                 Entropin, Inc.


                                   ARTICLE II
                                    PURPOSES

          The nature of the business and the objects and purposes to be transacted, promoted and carried on are to transact all lawful business for which a corporation may be incorporated pursuant to the Colorado Business Corporation Act.


                                   ARTICLE III
                                     CAPITAL

          The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 60,000,000 shares, of which 50,000,000 shares shall be shares of Common Stock, $.001 par value per share, and 10,000,000 shares shall be shares of Preferred Stock, $.001 par value per share.

          1. COMMON STOCK. The holders of Common Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the Preferred Stock.

          Subject to preferential dividend rights, if any, of the holders of Preferred Stock, dividends upon the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

          The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

          Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock, when issued, shall be fully paid and nonassessable.

          2. PREFERRED STOCK. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock, the establishment of different series of Preferred Stock, and variations in the relative rights and preferences as between different series shall be established in accordance with the Colorado Business Corporation Act by the Board of Directors.

          Except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of such series shall have no voting power whatsoever.

          SECTION 2.1. SERIES A PREFERRED STOCK. All 10,000,000 shares of the Corporation's Preferred Stock, $.001 par value per share, are designated as shares of nonvoting, noncumulative Series A Preferred Stock (the "Entropin Series A Preferred Stock"). The rights, preferences, and limitations of the Entropin Series A Preferred Stock are set forth below.

          SECTION 2.2. REDEMPTION/CANCELLATION PERIOD. The Entropin Series A Preferred Stock shall be issued and outstanding for a period not to exceed 2,555 days (the "Redemption/Cancellation Period"), at which time the Entropin Series A Preferred Stock shall have been redeemed in whole or in part pursuant to the terms and conditions of Sections 2.4 and/or 2.5 below or such shares shall automatically be canceled without further action by the Corporation pursuant to
Section 2.9 below.

          SECTION 2.3. DIVIDEND RIGHTS. The holders of outstanding shares of Entropin Series A Preferred Stock shall be entitled to receive an annual dividend equal to eight percent (8%) of the value of each share, which value shall be one dollar ($1.00) per share. This dividend shall be non-cumulative.

          SECTION 2.4. MANDATORY REDEMPTION RIGHTS. All outstanding shares of Entropin Series A Preferred Stock shall be subject to mandatory redemption by the Corporation each fiscal year during the Redemption/Cancellation Period solely pursuant to the following terms and conditions:

          (a) DETERMINATION OF AVAILABLE FUNDS FOR REDEMPTION. "Available Funds" means an amount equal to more than twenty percent (20%) but less than fifty percent (50%) of "Earnings" of the Corporation for the Fiscal Year within the meaning of Statement of Financial Accounting Concepts No. 5 and shall in no event exceed "net cash flow from operating activities" within the meaning of FAS 95 for the Fiscal Year. Within one hundred and twenty (120) days after the end of each fiscal year during the Redemption/Cancellation Period (the "Fiscal Year"), the Board of Directors shall by resolution: (1) determine whether as of the conclusion of the prior Fiscal Year there were any "Available Funds" for redemption of all or part of the outstanding Entropin series A Preferred Stock; and (2) declare a specific amount of such Available Funds to be paid by the Corporation for redemption of Series A Preferred Stock (the "Designated Available Funds") for that Fiscal Year. The amount of Designated Available Funds shall be set by the Board of Directors in its sole and absolute discretion. In making the determination of the existence of Available Funds for any Fiscal Year, the designation of Designated Available Funds for any Fiscal Year, and/or the decision of any matter relating thereto, the Board of Directors may rely upon such information and advisors they deem necessary and appropriate in their own judgment and/or pursuant to the provisions of the Articles, Bylaws, and law then in effect.

          (b) DETERMINATION OF THE NUMBER OF SHARES TO BE REDEEMED FROM EACH HOLDER. Each shareholder holding Entropin Series A Preferred Stock shall be entitled to participate on a pro rata basis in any mandatory redemption by the Corporation under this Section 2.4. The total number of shares of Entropin Series A Preferred Stock to be redeemed in each Fiscal Year during the Redemption/Cancellation Period shall be determined by dividing: (x) the Designated Available Funds amount for that Fiscal Year; by (y) the number of issued and outstanding shares of Entropin Series A Preferred Stock as of the last day of the Fiscal Year for which the redemption is being made. Each holder of Entropin Series A Preferred Stock subject to redemption for the Fiscal Year shall be entitled to redemption of shares on a pro rata basis with other holders of Entropin Series A Preferred Stock subject to redemption at that time.

          (c) NO CUMULATIVE RIGHTS. The determination of whether there shall be a mandatory redemption of Entropin Series A Preferred Stock shall be made on a Fiscal Year basis and there shall be no cumulative rights to redemption on a year-to-year basis.

          SECTION 2.5. ELECTIVE REDEMPTION. The Corporation may from time to time solely at its sole and exclusive option redeem or otherwise acquire any or all outstanding shares of Entropin Series A Preferred Stock for cash of one dollar ($1.00) per share. If the Corporation elects to voluntarily redeem shares under this Section 2.5, every holder of Entropin Series A Preferred Stock shall have the right to cause the Corporation to redeem the same number of that holder's Entropin Series A Preferred Stock.

          SECTION 2.6. REDEMPTION OR PURCHASE PRICE. In all events, the "Redemption Price" for the redemption or other acquisition by the Corporation of shares of Entropin Series A Preferred Stock shall be $1.00 per share or the appropriate percentage of $1.00 per share for any fraction of one share.

          SECTION 2.7. NOTICE OF REDEMPTION. The Corporation will mail by registered mail written notice of each redemption of Entropin Series A Preferred Stock to each record holder of Entropin Series A Preferred Stock not more than 60 days after the date the Board of Directors approved the redemption. Upon mailing any notice of redemption, the Corporation shall become obligated to redeem the total number of Entropin Series A Preferred Stock specified therein at the time of redemption specified therein, which time shall in no event be later than 90 days after the Board of Directors approved the redemption.

          SECTION 2.8. EFFECT OF REDEMPTION OR PURCHASE. Any share of Entropin Series A Preferred Stock that is redeemed or otherwise acquired by the Corporation shall be deemed canceled immediately upon redemption or acquisition by the Corporation without any further act or notice and shall not be reissued, sold or transferred. In case fewer than the total number of Entropin Series A Preferred Stock shares represented by any certificate are redeemed, the Corporation will issue a new certificate representing the number of unredeemed Entropin Series A Preferred Stock shares to the holder thereof without cost to such holder.

          SECTION 2.9. CANCELLATION. If any shares of Entropin Series A Preferred Stock remains outstanding as of 11:59 p.m. (CST) on the 2,555th day from the date such share was initially issued by the Corporation, such share shall be deemed canceled immediately without any act or notice by the Corporation and all rights attendant to such share shall cease.

          SECTION 2.10. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the
Corporation during the Redemption/Cancellation Period, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Entropin Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock of the Corporation or any other preferred stock of the Corporation, by reason of their ownership thereof, an amount equal to one dollar ($1.00) for each share, as appropriately adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like.

          All preferential amounts to be paid to the holders of the Entropin Series A Preferred Stock under this Section 2.10 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for (or the distribution of any assets of the Corporation to) the holders of other preferred stock or the Common Stock of the Corporation in connection with such liquidation, dissolution or winding-up and the holders of such other preferred stock or the Common Stock of the Corporation shall share ratably all remaining assets of the Corporation with no further right of participation accruing to any holder of Entropin Series A Preferred Stock. If the assets or surplus funds to be distributed to the holders of the Entropin Series A Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount in the event of a liquidation, dissolution or winding up of the affairs of the Corporation, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Entropin Series A Preferred Stock in proportion to the full preferential amount each such holder would otherwise be entitled to receive.

          SECTION 2.11. VOTING RIGHTS.

          (a) Limited Voting Rights. The holders of shares of Entropin Series A Preferred Stock shall not be entitled to vote upon matters submitted to shareholders for a vote.

          (b) NOTICE. The holders of Entropin Series A Preferred Stock shall not be entitled to receive notice of meetings of the shareholders.

          SECTION 2.12. AMENDMENTS. No amendment shall be made to the rights or obligations of the Entropin Series A Preferred Stock.

          SECTION 2.13. OTHER CLASSES OR SERIES. Nothing contained herein shall preclude the Corporation from issuing, at any time and from time to time, shares of one or more other classes or series of preferred stock authorized to be issued by the Articles of the Corporation (as may be amended from time to time), which shall be subordinate to the Entropin Series A Preferred Stock in redemption and liquidation rights.

          SECTION 2.14. RESIDUAL RIGHTS. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or reserved to other series of preferred stock, if any, shall be vested in the Common Stock of the Corporation.


                                   ARTICLE IV
                              NO PREEMPTIVE RIGHTS

          A shareholder of the Corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the Corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.


                                    ARTICLE V
                                CUMULATIVE VOTING

          A shareholder of the Corporation shall not be entitled to cumulative voting.

                     ARTICLE VI REGISTERED OFFICE AND AGENT

        The registered office of the Corporation shall be at 1775 Sherman Street, Suite 1001, Denver, Colorado 80203, and the name of the registered agent at such address is A. Thomas Tenenbaum. Either the registered office or the registered agent may be changed in the manner provided by law.

          Part or all of the business of said Corporation may be carried on in the State of Colorado or beyond the limits of the State of Colorado, in other states or territories of the United States and in foreign countries.


                                   ARTICLE VII
                               BOARD OF DIRECTORS

          The business and affairs of this Corporation shall be managed by a Board of Directors which shall have all authority granted to it by the Colorado Business Corporation Act. The number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this Corporation, provided, however, that the initial Board of Directors shall consist of three persons. If at any time the number of directors shall be less than three, no shares of this Corporation may be issued and hold of record by more shareholders than there are directors. Any shares issued in violation of this paragraph shall be null and void. In the event there are less than three directors, this provision shall also constitute a restriction on the transfer of shares.


                                  ARTICLE VIII
                                 INDEMNIFICATION

          The Corporation shall indemnify any person who is or was a director to the maximum extent provided by statute.

          The Corporation shall indemnify any person who is or wan an officer, employee or agent of the Corporation who is not a director to the maximum extent provided by law, or to a greater extent if consistent with law and if provided by resolution of the Corporation's shareholders or directors, or in a contract.

          The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation and who while a director, officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under provisions of the statute.


                                   ARTICLE IX
                        LIMITATION OF DIRECTOR LIABILITY

          A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or to its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts specified under Section 7-5-114 of the Colorado Corporation Code or any amended or successor provision thereof, or (iv) for any transaction from which the directors derived an improper personal benefit. If the Colorado Corporation Code is amended after this Article is adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code, as so amended.

          Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                    ARTICLE X
                             CORPORATE OPPORTUNITIES

          The officers, directors and other members of management of this Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by the Corporation's Board of Directors as evidenced by resolutions appearing the Corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by this Corporation. This provision shall not be construed to release any employee of the Corporation (other than an officer, director or member of management) from any duties which he may have to the Corporation.

                                   ARTICLE XI
                           COMPROMISES WITH CREDITORS

          Whenever a compromise or arrangement is proposed by the Corporation between it and its creditors or any class of them, and/or between said Corporation and its shareholders or any class of them, any court of equitable jurisdiction may, on the application in a summary way by said Corporation, or by a majority of its stock, or on the application of any receiver or receivers appointed for said Corporation, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the shareholders or class of shareholders of said Corporation, as the case may be, to be notified in such manner as the said court decides. If a majority in number, representing at least three-fourths in amount of the creditors or class of creditors, and/or the holders of the majority of the stock or class of stock of said Corporation, as the case may be, agree to any compromise or arrangement and/or to any reorganization of said Corporation, as a consequence of such compromise or arrangement, the said compromise or arrangement and/or the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding upon all the creditors or class of creditors, and/or on all the shareholders or class of shareholders of said Corporation, as the case may be, and also on said Corporation.


                                   ARTICLE XII
                            MEETINGS OF SHAREHOLDERS

          Meetings of shareholders shall be held at such time and place as provided in the Bylaws of the Corporation. At all meetings of the shareholders, one-third of all shares entitled to vote at the meeting shall constitute a quorum.


                                  ARTICLE XIII
                             VOTING OF SHAREHOLDERS

          With respect to any action to be taken by shareholders of this Corporation which pursuant to statute require the vote of two-thirds of the outstanding shares entitled to vote thereon, a vote or concurrence of the holders of a majority of the outstanding shares of the shares entitled to vote thereon, or of any class or series, shall be required.

                                   ARTICLE XIV

                                PRINCIPAL OFFICE

          The address of the principal office of the corporation is 45926 Oasis Street, Indio, California 92201.

          SECOND: The Amended and Restated Articles of Incorporation were duly adopted by the shareholders of the Corporation pursuant to Sections 7-110-103 and 7-110-107 of the Colorado Business Corporation Act on January 15, 1998. The number of shares cast for the amendments by each voting group entitled to vote separately on the amendment was sufficient for approval by that voting group.

          IN WITNESS WHEREOF, Vanden Capital Group, Inc., a Colorado corporation, through its President, duly executes the above and foregoing Amended and Restated Articles of Incorporation as of this 15th day of January, 1998.


                                       VANDEN CAPITAL GROUP, INC.


                                       By:   /s/ A. Thomas Tenenbaum
                                           ------------------------------------
                                             A. Thomas Tenenbaum, President